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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-25413 of Newpark Resources, Inc. on Form S-3 of our report dated May 14, 1997, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Newpark Resources, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
New Orleans, Louisiana

May 23, 1997